Exhibit 107
Calculation of Filing Fee Table
Form
S-3
(Form Type)
Upstart Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(r)			$500,000,000	0.00015310	$76,550

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$500,000,000		$76,550

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$76,550

(1)
This filing fee table shall be deemed to update the “Calculation of Filing Fee Tables” included as Exhibit 107 to the Company’s Registration Statement on Form
S-3
(File No.
333-284933
) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.